--------------------------------------------------------------------------------

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                        Statement to Certificateholders

                               November 15, 2000

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                            DISTRIBUTION IN DOLLARS
----------------------------------------------------------------------------------------------------------------------------------
               ORIGINAL       BEGINNING                                                                             ENDING
                FACE          PRINCIPAL                                                 REALIZED      DEFERRED     PRINCIPAL
CLASS           VALUE         BALANCE        PRINCIPAL      INTEREST         TOTAL       LOSSES       INTEREST      BALANCE
----------------------------------------------------------------------------------------------------------------------------------
A1       357,735,172.00    88,872,609.33   4,150,256.08    508,055.08     4,658,311.16    0.00          0.00      84,722,353.25
A2        40,000,000.00     9,937,251.49     464,059.05     55,981.91       520,040.96    0.00          0.00       9,473,192.44
R                  0.00             0.00           0.00    402,905.23       402,905.23    0.00          0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------
TOTALS   397,735,172.00    98,809,860.82   4,614,315.13    966,942.22     5,581,257.35    0.00          0.00      94,195,545.69
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
SI         8,117,044.50    45,657,430.40           0.00    384,901.01       384,901.01    0.00          0.00      48,229,014.14
----------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------  -----------------------------------------
               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                   PASS-THROUGH RATES
---------------------------------------------------------------------------------------  -----------------------------------------
                                                                                                                   CURRENT
               BEGINNING                                                     ENDING                               PASS-THRU
CLASS          PRINCIPAL         PRINCIPAL      INTEREST        TOTAL       PRINCIPAL         CLASS                 RATE
---------------------------------------------------------------------------------------  -----------------------------------------
A1           248.43128740       11.60147619    1.42019885   13.02167504    236.82981122        A1                 6.860000%
A2           248.43128725       11.60147625    1.39954775   13.00102400    236.82981100        A2                 6.760000%
---------------------------------------------------------------------------------------  -----------------------------------------
TOTALS       248.43128739       11.60147620    2.43112073   14.03259692    236.82981119
---------------------------------------------------------------------------------------  -----------------------------------------
---------------------------------------------------------------------------------------  -----------------------------------------
SI         5,624.88358909        0.00000000   47.41886163   47.41886163  5,941.69640686        SI                 0.000000%
---------------------------------------------------------------------------------------  -----------------------------------------

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:
                                 Daniel Randall
             The Chase Manattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                              Tel: (212) 946-7172

[LOGO]                           (C) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION
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
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             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                               November 15, 2000
--------------------------------------------------------------------------------

Sec. 4.01(i)        Principal Collections recieved during the Collection Period            4,708,474.04
                    Interest Collections recieved during the Collection Period             1,300,119.07
                    Additional Draw Amount                                                    94,169.48

Sec. 4.01(iii)      Floating Allocation Percentage                                           68.938852%
                    Fixed Allocation Percentage                                              98.000000%

Sec. 4.01(iv)       Investor Certificate Interest Collections                                854,270.87

Sec. 4.01(v)        Investor Certificate Principal Collections                             4,614,304.56

Sec. 4.01(vi)       Seller Interest Collections                                              384,901.01
                    Seller Principal Collections                                              94,169.48

Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                     10.57
                    Accelerated Principal Distribution Amount Actually Distributed                10.57

Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                           0.00
                    Amount Required to be Paid by Servicer                                         0.00

Sec. 4.01(xiv)      Servicing Fee                                                             60,947.19
                    Accrued and Unpaid Servicing Fees                                              0.00

Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                           0.00
                    Charge Off Amounts                                                             0.00
                    Charge Off Amounts allocable to Investor Certificateholders                    0.00
                    Cumulative Loss Amounts                                                  500,157.04

Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period                146,273,266.60
                    Pool Balance as of end of second preceding Collection Period         147,881,999.92

Sec. 4.01(xvii)     Invested Amount                                                       96,224,796.13

Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                                         YES

Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                                 NO

Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                       5,102.26
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                           0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                    0.00

Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                       0.00

Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                                 0.00

Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                             402,905.23

Sec. 4.01(xxvii)    Maximum Rate                                                                9.8419%
                    Weighted Average Net Loan Rate                                              9.8419%

[LOGO]                           (C) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                               November 15, 2000
--------------------------------------------------------------------------------

Sec. 4.01(xxviii)   Minimum Seller Interest                                                2,884,610.92

Sec. 4.01(xxix)     Required Servicer Advance                                                      0.00
                    Unreimbursed Required Servicer Advance                                         0.00
                    Required Servicer Advance Reimbursement                                        0.00

Sec. 4.01(xxx)      Spread Account Requirement                                               737,415.10
                    Amount on deposit in the Spread Account                                  737,415.10
                    Spread Account Deposit                                                     4,847.99
                    Spread Account Withdrawal                                                117,784.17


                                 Delinquencies
--------------------------------------------------------------------------------
                                    Group 1
--------------------------------------------------------------------------------
Period       Number                Principal Balance                Percentage
--------------------------------------------------------------------------------
31-60 days    54                     1,572,199.30                     1.09%
--------------------------------------------------------------------------------
61-90 days    14                       491,705.49                     0.34%
--------------------------------------------------------------------------------
91-120 days    2                        62,731.87                     0.04%
--------------------------------------------------------------------------------
 121+days     16                       412,782.77                     0.29%
--------------------------------------------------------------------------------
  Total       86                     2,539,419.43                     1.76%
--------------------------------------------------------------------------------

                              Loans in Foreclosure
--------------------------------------------------------------------------------
                                    Group 1
--------------------------------------------------------------------------------
Number                        Principal Balance                    Percentage
--------------------------------------------------------------------------------
  0                                  0.00                             0.00%
--------------------------------------------------------------------------------


                                  Loans in REO
--------------------------------------------------------------------------------
                                    Group 1
--------------------------------------------------------------------------------
Number                        Principal Balance                    Percentage
--------------------------------------------------------------------------------
  0                                   0.00                            0.00%
--------------------------------------------------------------------------------

[LOGO]                           (C) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION
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